NORFOLK SOUTHERN CORPORATION
LONG-TERM INCENTIVE PLAN
FORM OF 2005 RESTRICTED SHARE AGREEMENT

               AGREEMENT entered into as of the effective date of the Restricted Share grant (Award Date), between Norfolk Southern Corporation (Corporation), a Virginia corporation, and _____________________ (Optionee).

               1.  Grant of Restricted Shares.  The Corporation hereby confirms the grant to the Participant on Award Date, of ________Restricted Shares of the Corporation's Common Stock pursuant to the Norfolk Southern Corporation Long-Term Incentive Plan (Plan), conditioned upon the Participant endorsing in blank a stock power for the Restricted Shares, a copy of which is attached hereto.  The Restricted Shares are granted under and subject to the terms of this Agreement and the Plan, which is incorporated into and forms a part of this Agreement.

              2.  Restriction Period.  The Restricted Shares are subject to a three-year Restriction Period beginning on the Award Date.  A certificate or certificates representing the number of Restricted Shares granted shall be registered in the name of the Participant.  Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in Section 4 of this Agreement, the certificate or certificates shall be held by the Corporation for the account of the Participant, and the Participant shall have beneficial ownership of the Restricted Shares, including the right to receive dividends on, and the right to vote, the Restricted Shares.

3.  Restrictions.  Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in Section 4 of this Agreement, Restricted Shares shall be subject to the following restrictions:

                    (a)  the Participant shall not be entitled to receive the certificate or certificates representing the Restricted Shares;

                    (b)  the Restricted Shares may not be sold, transferred, assigned, pledged, conveyed, hypothecated, used to exercise options or otherwise disposed of; and

                    (c)  the Restricted Shares may be forfeited immediately as provided in Section 4 of this Agreement.

4.      Distribution of Restricted Shares.

(a)   If a Participant to whom Restricted Shares have been granted remains in the continuous employment of the Corporation or a Subsidiary Company during the entire Restriction Period, upon the expiration of the Restriction Period all restrictions applicable to the Restricted Shares shall lapse, and the certificate or certificates representing the shares of Common Stock that were granted to the Participant in the form of Restricted Shares shall be delivered to the Participant.

(b)  If the employment of a Participant is terminated for any reason other than the Retirement, Disability, or death of the Participant in service before the expiration of the Restriction Period, the Restricted Shares shall be forfeited immediately and all rights of the Participant to such shares shall terminate immediately without further obligation on the part of the Corporation or any Subsidiary Company.

If the Participant's employment is terminated by reason of the Retirement of the Participant in service before the expiration of the Restriction Period, the number of Restricted Shares held by the Corporation for the Participant's account shall be reduced by the proportion of the Restriction Period remaining after the Participant's termination of employment; the restrictions on the balance of such Restricted Shares shall lapse on the date the Participant's employment terminated; and the certificate or certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to the Participant on the date that is six months after the date of the Participant's termination from employment.

If the Participant's employment is terminated by reason of the Disability of the Participant in service before the expiration of the Restriction Period, the number of Restricted Shares held by the Corporation for the Participant's account shall be reduced by the proportion of the Restriction Period remaining after the Participant's Disability; the restrictions on the balance of such Restricted Shares shall lapse on the date of the Participant's Disability; and the certificate or certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to the Participant.

 If the employment of a Participant is terminated by reason of the death of the Participant in service before the expiration of the Restriction Period, the number of Restricted Shares held by the Corporation for the Participant's account shall be reduced by the proportion of the Restriction Period remaining after the Participant's death; the restrictions on the balance of such Restricted Shares shall lapse on the date of the Participant's death; and the certificate or certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to the Participant's beneficiary.

(c)  The Committee, in its sole discretion, may waive any or all restrictions with respect to Restricted Shares.  Notwithstanding any waiver, any delivery of Restricted Shares to a Participant may not be made earlier than delivery would have been made absent such waiver of restrictions.

5.  Forfeiture Upon Breach of Non-Compete Covenant.  If Participant (i) Retires prior to the termination of the Restriction Period and (ii) breaches the covenant set forth below in this Section 5, the Restricted Shares shall be forfeited immediately and all rights of the Participant to such Shares shall terminate immediately without further obligation on the part of the Corporation or any Subsidiary Company.

(a)  Participant covenants and agrees not to work for or provide services for any Competitor, on his or her own behalf or in the service of or on behalf of others, including, but not limited to, as a consultant, independent contractor, owner, officer, partner, joint venturer, or employee, at any time during the six-month period commencing on the date of his or her Retirement.  For purposes of this Agreement, "Competitor" shall mean any entity in the same line of business as the Corporation in the North American markets in which the Company competes, including, but not limited to, any North American Class I rail carrier, any other rail carrier competing with the Corporation (including without limitation a holding or other company  that controls or operates or is otherwise affiliated with any rail carrier competing with Corporation), and any other provider of transportation services competing with Company, including motor and water carriers.

            6.  Participant Bound by Plan.  The Participant agrees to be bound by all the terms and provisions of the Plan and by all determinations of the Committee thereunder.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

            IN WITNESS WHEREOF, this Agreement has been executed in duplicate on behalf of the Corporation by its officer thereunto duly authorized, and by the Participant, in acceptance of the above-mentioned Restricted Shares, subject to the terms of the Plan and of this Agreement, all as of the day and year first above written.

                                                                   NORFOLK SOUTHERN CORPORATION

                                                               By ____________________________________

                                                                   PARTICIPANT

                                                                 By  ___________________________________

Attest:

_________________________